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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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GSI Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 27, 2009

Dear Stockholder:

        This year's annual meeting of stockholders will be held on Thursday, August 27, 2009, at 2:00 p.m. local time, at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        It is important that you use this opportunity to take part in the affairs of GSI Technology, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

        A copy of GSI Technology's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review GSI Technology's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,
/s/ LEE-LEAN SHU Lee-Lean Shu President and Chief Executive Officer

GSI TECHNOLOGY, INC.
2360 Owen Street
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 27, 2009

TO THE STOCKHOLDERS:

        Notice is hereby given that the annual meeting of the stockholders of GSI Technology, Inc., a Delaware corporation, will be held on Thursday, August 27, 2009, at 2:00 p.m. local time, at the offices of DLA Piper LLP (US) located at 2000 University Avenue, East Palo Alto, California 94303, for the following purposes:

          1.     To elect five persons to serve on our Board of Directors.

          2.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

          3.     To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        Stockholders of record at the close of business on July 17, 2009 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 2360 Owen Street, Santa Clara, California 95054.

/s/ ROBERT YAU Robert Yau Secretary
Santa Clara, California July 27, 2009

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 27, 2009: Our Proxy Statement is attached. Financial and other information concerning GSI Technology, Inc. is contained in our annual report to stockholders for the fiscal year ended March 31, 2009. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the notice of annual meeting, proxy statement, proxy card and annual report to stockholders, may be viewed at: http://phx.corporate-ir.net/staging/phoenix.zhtml?c=178464&p=proxy

GSI TECHNOLOGY, INC.
2360 Owen Street
Santa Clara, CA 95054

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 27, 2009

        The accompanying proxy is solicited by the Board of Directors of GSI Technology, Inc., a Delaware corporation ("GSI Technology"), for use at its annual meeting of stockholders to be held on Thursday, August 27, 2009, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about July 28, 2009.

SOLICITATION AND VOTING

        Voting Securities.    Only stockholders of record as of the close of business on July 17, 2009 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 26,929,469 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (generally referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

        Solicitation of Proxies.    We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted "FOR" the election of management's nominees for director and "FOR" the other proposal discussed in this proxy statement. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of GSI Technology a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        We have a Board of Directors consisting of five directors who will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

        Management's nominees for election at the annual meeting are Haydn Hsieh, Ruey L. Lu, Lee-Lean Shu, Arthur O. Whipple and Robert Yau. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2010 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

        If a quorum is present and voting, the five nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes have no effect on the vote.

  The Board of Directors recommends a vote "FOR" the nominees named above.

        The following tables set forth information regarding our current directors and the nominees for election at the annual meeting as of June 30, 2009:

Nominee's Name	Principal Occupation	Age	Director Since
Haydn Hsieh	President and Chief Executive Officer of Wistron NeWeb Corp.	54	2008
Ruey L. Lu	President of EMPIA Technology	53	2000
Lee-Lean Shu	President, Chief Executive Officer and Chairman of the Board of Directors of GSI Technology	54	1995
Arthur O. Whipple	Chief Financial Officer of PLX Technology, Inc.	61	2007
Robert Yau	Vice President, Engineering and Secretary of GSI Technology	56	1995

Nominees for Election at the Annual Meeting

        Haydn Hsieh has served as a member of our Board of Directors since August 2008. Mr. Hsieh has served as the President and Chief Executive Officer of Wistron NeWeb Corp., a manufacturer of wireless communications products, since June 2000. From February 1981 through June 2000 Mr. Hsieh served in various capacities at several divisions of Acer Group, including President of the Mobile Computing Business Unit and Senior Vice President, Acer Inc.

        Ruey L. Lu has served as a member of our Board of Directors since October 2000. Mr. Lu is the President of EMPIA Technology, a semiconductor solutions company, which he founded in January 2002. From March 1993 to December 2000, Mr. Lu served as President of ARK Logic, a storage device and software applications company, which he founded in March 1993. From October 1989 to February 1993, Mr. Lu served as Director of Engineering in the Imaging Product Division of Western Digital, an information storage company.

        Lee-Lean Shu co-founded our company in March 1995 and has served as our President and Chief Executive Officer and as a member of our Board of Directors since inception. In October 2000, Mr. Shu became Chairman of our Board. From January 1995 to March 1995, Mr. Shu was Director, SRAM Design at Sony Microelectronics Corporation, a semiconductor company and a subsidiary of Sony Corporation, and from July 1990 to January 1995, he was a design manager at Sony Microelectronics Corporation.

        Arthur O. Whipple has served as a member of our Board of Directors since August 2007. Mr. Whipple has been the Chief Financial Officer of PLX Technology, Inc., a semiconductor device manufacturer, since February 2007. From March 2005 to February 2007, Mr. Whipple was employed by

Silicon Storage Technology, Inc, a storage semiconductor manufacturer, where his last position was Vice President of Finance and Chief Financial Officer. From April 1998 to March 2005, Mr. Whipple was employed by QuickLogic Corp., a fabless manufacturer of field programmable logic products and embedded standard products, where he served in several management capacities, including Vice President of Finance and Chief Financial Officer, Vice President and General Manager, Logic Products, and Vice President, Business Development. In 2004 and 2005, Mr. Whipple also served as a financial consultant to Technovus, Inc., a privately-held fabless semiconductor manufacturer.

        Robert Yau co-founded our company in March 1995 and has served as our Vice President, Engineering and as a member of our Board of Directors since inception. From December 1993 to February 1995, Mr. Yau was design manager for specialty memory devices at Sony Microelectronics Corporation. From 1990 to 1993, Mr. Yau was design manager at MOSEL/VITELIC, a semiconductor company.

 CORPORATE GOVERNANCE

Director Independence

        The Board of Directors has determined that, other than Lee-Lean Shu and Robert Yau, each of the members of the Board is an "independent director" for purposes of the Nasdaq Marketplace Rules.

Executive Sessions

        Non-management directors generally meet in executive session without management present at each regularly scheduled meeting of the Board.

Committees and Meeting Attendance

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.gsitechnology.com. The Board of Directors held six meetings during the fiscal year ended March 31, 2009. During fiscal 2009, no director attended fewer than 87% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period. Directors are encouraged to attend our annual meetings of stockholders. Two of our directors attended last year's annual meeting.

Audit Committee

        The members of the Audit Committee are Haydn Hsieh, Ruey L. Lu and Arthur Whipple (Chair). Each of the members of the Audit Committee is independent for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members. Mr. Whipple has been designated as our "audit committee financial expert." The Audit Committee operates under a charter that is available on our website at www.gsitechnology.com. The functions of the Audit Committee include oversight, review and evaluation of our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The audit committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee held eight meetings during the fiscal year ended March 31, 2009.

        Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

        The members of the Compensation Committee are Haydn Hsieh (Chair), Ruey L. Lu and Arthur Whipple. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq Marketplace Rules. The Compensation Committee operates under a charter that is available on our website at www.gsitechnology.com. The Compensation Committee reviews and approves the compensation and benefits of our executive officers and directors, administers our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee held five meetings during the fiscal year ended March 31, 2009.

        The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company's compensation policies and practices; (ii) reviewing and approving compensation and compensation procedures for the Company's executive officers; and (iii) overseeing and recommending compensation of the Board of Directors. More specifically, the Compensation Committee's responsibilities include: periodically reviewing and advising the Board of Directors concerning the Company's overall compensation philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends; advising management on the composition of any peer group used for comparison purposes; reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and setting all executive compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites); making recommendations to the Board of Directors regarding the establishment and terms of the Company's incentive compensation plans and equity compensation plans, and administering such plans; making and approving grants of options and other awards to all executive officers under the Company's compensation plans; and making and approving grants of options and other awards to all other eligible individuals. Other responsibilities of the Compensation Committee include: reviewing and approving compensation-related matters outside the ordinary course, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto; based upon its review and discussion with management, recommending to the Board of Directors whether the Compensation Discussion and Analysis and any other disclosures regarding executive compensation should be included in the Company's proxy statement, Form 10-K, or information statement, as applicable, and preparing the related report required by the rules of the SEC; reporting to the Board of Directors on the Compensation Committee's activities on a regular basis; and reviewing and approving the terms of any commission plans for the Company's sales personnel. The Compensation Committee's Charter provides for delegation of any of these duties to one or more subcommittees comprised of one or more members of the Compensation Committee. Regarding most compensation matters, including executive and director compensation, Company management provides recommendations to the Compensation Committee. The Company does not currently engage any consultant related to executive and/or director compensation matters.

Nominating and Governance Committee

        The members of the Nominating and Governance Committee are Haydn Hsieh, Ruey L. Lu (Chair) and Arthur Whipple. Each of the members of the Nominating and Governance Committee is independent for purposes of the Nasdaq Marketplace Rules. The Nominating and Governance Committee operates under a charter that is available on our website at www.gsitechnology.com. The Nominating and Governance Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors, develops and recommends board member selection criteria, considers committee member qualification, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of the Board of Directors and each committee. The Nominating and Governance Committee held four meetings during the fiscal year ended March 31, 2009.

Director Nominations

        The Nominating and Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors. When considering the nomination of directors for election at an annual meeting, the Nominating and Governance Committee reviews the needs of the Board of Directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Governance Committee considers the perceived needs of the Board of Directors, the candidate's relevant background, experience and skills and expected contributions to the Board of Directors. The Nominating and Governance Committee also seeks appropriate input from the Chief Executive Officer and other executive officers in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.

        The Nominating and Governance Committee's goal is to assemble a Board of Directors that brings to GSI Technology a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to GSI Technology's global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are or have been affiliated. Director candidates must have sufficient time available, in the judgment of the Nominating and Governance Committee, to perform all Board and committee responsibilities that will be expected of them. Members of the Board of Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Governance Committee believes that it is preferable that a majority of the Board of Directors meet the definition of "independent director" set forth in Nasdaq and SEC rules. The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company's management, including the Chief Executive Officer, to serve on the Board of Directors.

        The Nominating and Governance Committee will consider candidates for director proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

        The Nominating and Governance Committee will also consider candidates for director recommended by a stockholder, provided that any such recommendation is sent in writing to the Board of Directors, c/o Corporate Secretary at the address noted below, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year's annual meeting of stockholders and contains the following information:

  •
  the candidate's name, age, contact information and present principal occupation or employment; and

  •
  a description of the candidate's qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

        The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

        In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be delivered to our principal executive offices, addressed to the Corporate Secretary, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Communications with Directors

        Stockholders may send any communications to the Board of Directors or any individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or name of individual director)
c/o Secretary
GSI TECHNOLOGY, INC.
2360 Owen Street
Santa Clara, California, 95054

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics is available on our website at www.gsitechnology.com. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee are or have been an officer or employee of GSI Technology. During fiscal 2009, no member of the Compensation Committee had any relationship with GSI Technology requiring disclosure under Item 404 of Regulation S-K. During fiscal 2009, none of GSI Technology's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on GSI Technology's Compensation Committee or Board of Directors.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors of GSI Technology has selected PricewaterhouseCoopers LLP as its independent registered public accounting firm to audit the consolidated financial statements of GSI Technology for the fiscal year ending March 31, 2010. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed to GSI Technology for the fiscal years ended March 31, 2008 and March 31, 2009 by PricewaterhouseCoopers LLP:

	Fiscal 2008	Fiscal 2009
Audit Fees(1)	$722,000	$683,000
Audit-Related Fees(2)	$63,000	—
Tax Fees(3)	$35,750	$97,000
Other Fees(4)	$1,500	$1,500

    (1)
    Audit Fees consist of fees for professional services rendered for the audit of GSI Technology's annual consolidated financial statements and the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings. Audit fees for fiscal 2008, which previously were reported as $657,000, have been updated to reflect information which became available after the filing of the proxy statement for fiscal 2008.

    (2)
    Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of GSI Technology's consolidated financial statements and are not reported under "Audit Fees." For fiscal 2008, these services related to consultations related to management's implementation of Sarbanes-Oxley internal control reporting requirements.

    (3)
    Tax Fees consist of fees for consultation on various tax matters and compliance with federal and state income tax filing requirements.

    (4)
    Other Fees consist of fees related to the license for specialized accounting research software.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval.

Vote Required and Board of Directors Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of common stock of GSI Technology, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees GSI Technology's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The Audit Committee currently consists of three directors. Each member of the Committee, in the judgment of the Board of Directors, is an "independent director" as defined in the Nasdaq listing requirements. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is available on our website at www.gsitechnology.com.

        The Audit Committee has reviewed and discussed GSI Technology's audited financial statements with management. The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers' audit, the results of its examinations, and the overall quality of GSI Technology's financial reporting.

        The Audit Committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and GSI Technology that might bear on the independent registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that GSI Technology's audited financial statements be included in GSI Technology's Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

THE AUDIT COMMITTEE
Arthur O. Whipple (Chair) Haydn Hsieh Ruey L. Lu

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of GSI Technology under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that GSI Technology specifically incorporates such information by reference.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        This Compensation Discussion and Analysis describes our compensation philosophy and the objectives, components and procedures with respect to the compensation of our Chief Executive Officer, Chief Financial Officer, and our other three most highly-compensated executive officers, which are collectively referred to as the "named executive officers." We provide what we believe is a competitive total compensation package to our named executive officers through a combination of base salary, long-term equity incentive compensation and broad-based benefits programs. We place significant emphasis on compensation that is tied to company performance.

  Philosophy and Objectives

        Our fundamental compensation philosophy is to align the compensation of our senior management with our annual and long-term business objectives and performance and to offer compensation that will enable us to attract, retain, and appropriately reward executive officers whose contributions are necessary for our long-term success. We seek to reward our executive officers' contributions to achieving revenue growth, increasing operating profits and controlling overhead costs. We operate in a very competitive environment for executive talent, and it is our belief that our compensation packages should be competitive when compared to our peers but also perceived as fair, when considered both externally and internally. We have structured our compensation package to motivate executives to achieve our business objectives and reward the executives for achieving such objectives through a combination of base salary, non-equity incentive compensation and long-term, stock-based incentive awards.

        Generally, the Compensation Committee reviews the compensation of our executive officers in the early part of each fiscal year and takes action at that time to set base salaries and variable compensation for the current year. In setting our executive officers' total compensation, the Compensation Committee considers individual and company performance, as well as compensation surveys and other market information regarding compensation paid by comparable companies, including our industry peers.

        In its annual review of compensation for GSI Technology's executive officers, the Compensation Committee considers compensation data and analyses assembled and prepared by the Committee and our Human Resources staff. For the other executive officers, the Chief Executive Officer provides the Compensation Committee with a review of each individual's performance and contributions over the past year and makes recommendations regarding their compensation, which the Compensation Committee considers. In making compensation decisions, our Chief Executive Officer and our Compensation Committee have considered the Company's financial performance as well as the experience level and contributions of the individual executive officer, the role and responsibilities of the executive officer and market factors.

  Components of Compensation

        In order to align executive compensation with our compensation philosophy, our executive compensation packages generally have historically contained two components: (i) base salary, and (ii) long-term stock-based incentive awards. For fiscal 2009, the Compensation Committee added a non-equity variable compensation plan as a third component, and has adopted a similar plan for fiscal 2010. Each component of our executive compensation program is designed to reward a different aspect of performance. The base salaries of our executive officers are initially set based on negotiation with the individual officers at the time of their recruitment. Once set, these base salaries are subject to annual company-wide adjustment. Non-equity variable compensation is intended to motivate and reward long-term individual performance. Our equity award program is designed to provide long-term retention incentives through the use of options subject to time-based vesting. We also provide our executive officers a variety of benefits that are available generally to all salaried employees. The basic elements of our executive compensation package are generally the same among our named executive officers.

  Base Salary

        The base salaries of our executive officers are initially negotiated with the individual executive officer at the time of his or her recruitment and with reference to their experience, expected contribution, geographical location and market factors. Historically, the base salaries of our executive officers have been adjusted on the basis of our annual company-wide compensation review. For fiscal 2009, the Compensation Committee's review of compensation data from comparable companies and inflation levels indicated that an increase of four percent was needed to keep the base salaries of our employees competitive with the market. As a result of this analysis, in June 2008, we increased the base salaries of our employees by four percent, effective as of April 1, 2008. The Compensation Committee approved this four percent increase for each of the named executive officers, other than our President and Chief Executive Officer. The Compensation Committee undertook a further review of the compensation of Lee-Lean Shu, our President and Chief Executive Officer. The Committee considered Mr. Shu's key management and product development contributions during fiscal 2008 and his anticipated leadership contributions in fiscal 2009. The Committee also reviewed publicly available compensation data, including proxy statement data, from a customized group of our peer companies comprised of California Micro Devices Corporation, Catalyst Semiconductor, Inc., HIFN, Inc., Mindspeed Technologies, Inc., Techwell, Inc. and Integrated Silicon Solution, Inc., all of which are small publicly traded high-technology companies with comparable annual revenues and market capitalization. The Compensation Committee's review of this peer data suggested that an increase in Mr. Shu's salary was needed to keep his base salary competitive with the market, while still below the average base salary of the peer group. On the basis of its review, in June 2008, the Compensation Committee approved a 12.7% increase in Mr. Shu's base salary, effective April 1, 2008. For fiscal 2010, the Committee has so far elected not to conduct an annual company-wide compensation review because it believes that due to challenging business and economic conditions, the salaries of our employees, including our executive officers, remain competitive with the market and that no salary adjustments are currently warranted.

  Commission Plan for Regional Sales Managers

        We have historically adopted variable compensation commission plans to motivate our sales team. Didier Lasserre, our Vice President, Sales, has participated in these plans in the past on the same terms as our regional sales managers. Historically, these plans have been adopted for calendar rather than fiscal years, and the terms of these plans have been determined by our Chief Executive Officer and Mr. Lasserre. The commission plans for our regional sales managers for calendar 2008 were focused on quarterly revenue growth. Mr. Lasserre's commission plan provided for quarterly bonuses equal to a percentage of the increase in our net revenues during a quarter as compared to the net revenues for the immediately preceding quarter. In the event that our net revenues decreased during a quarter, Mr. Lasserre was not entitled to receive a bonus for such quarter, and the net revenue amount used for purposes for calculating Mr. Lasserre's potential bonus for the following quarter was the average net revenues of the two prior quarters. The percentage of net revenues used to determine Mr. Lasserre's commission consisted of the cumulated percentages for a series of ranges of increases of net revenues, with the percentage amount corresponding to each range of increases of net revenues decreasing as the amount of net revenues increases. Bonus amounts were calculated and paid by us on a quarterly basis after the financial statements for the relevant quarter had been finalized. Mr. Lasserre did not participate in the 2009 Variable Compensation Plan, described below. Mr. Lasserre will participate in the 2010 Variable Compensation Plan described below along with the other executive officers and will not participate in future commission plans for regional sales managers.

  2009 Variable Compensation Plan

        On June 9, 2008, the Compensation Committee adopted the 2009 Variable Compensation Plan (the "2009 Plan"). The 2009 Plan was designed to encourage performance and retention of eligible employees by providing cash bonus awards based on our financial performance during the fiscal year ended March 31, 2009. Each of our executive officers, other than Mr. Lasserre, our Vice President, Sales, was eligible to participate in the 2009 Plan. Certain other officers were also eligible to participate.

        Under the 2009 Plan, each participant had a designated target bonus. The target bonus for Lee-Lean Shu, our President, Chief Executive Officer and Chairman, was $54,144, and the target bonus for each of the other eligible executive officers was $25,000. If the target performance goals were exceeded, the actual bonus award payable to participants could have been up to two times the target bonus. The use of the same target bonus amount for each of our named executive officers other than our President and Chief Executive Officer reflects our Compensation Committee's desire to treat our executive officers equally with respect to bonus opportunities. The Compensation Committee considered the critical role and contributions of Mr. Shu, our President and Chief Executive Officer, in our long-term success when determining his target bonus amount. The bonus awards were computed on the basis of our fiscal 2009 operating results, with 40% of the award based on the achievement of targeted net revenues and 60% based on the achievement of targeted adjusted operating income. The percentage allocation between these two targets reflected a balance between the Compensation Committee's desire to make the target bonus achievable given the comparatively greater ability of our executive officers to increase revenues, while still focusing the attention of our executive officers on our profitability, which we believe to be the most important factor in improving shareholder value. For fiscal 2009, the Company's net revenues were 92.0% of the target amount of $67,512,478, and the Company's adjusted operating income was 101.4% of the target amount $12,841,188. As we exceeded expectations in fiscal 2009, despite the challenging economic environment, our eligible executive officers were able to substantially achieve the targets of the 2009 Plan. The actual bonus award for Mr. Shu under the 2009 Plan was $52,875, and the actual bonus award for each of the other eligible executive officers was $24,414.

        Bonus awards under the 2009 Plan are subject to vesting based on the participant's continued employment with the Company, with 60% becoming vested and payable on the last business day in April 2009 and 20% becoming vested and payable on the last business day in April of each of the succeeding two years. The staged vesting of the bonus awards is intended to further align participants' interests with the long-term interest of our shareholders.

  Total Cash Compensation

        The total cash compensation of each of our named executive officers for fiscal 2009 was:

Name	Principal Position	Fiscal 2009 Base Salary ($)	Fiscal 2009 Total Cash Compensation Earned ($)
Lee-Lean Shu	President and Chief Executive Officer	288,307	346,297	(1)
David Chapman	Vice President, Marketing	186,737	214,742	(2)
Didier Lasserre	Vice President, Sales	228,867	257,543	(3)
Douglas Schirle	Chief Financial Officer	195,859	224,040	(4)
Robert Yau	Vice President, Engineering	195,077	223,242	(5)

(1)
Includes incentive compensation of $52,875 earned under the 2009 Plan and a discretionary bonus of $5,115 approved on June 9, 2008 by the Compensation Committee.

(2)
Includes incentive compensation of $24,414 earned under the 2009 Plan and a discretionary bonus of $3,591 approved on June 9, 2008 by the Compensation Committee.

(3)
Includes performance-based compensation of $18,875 earned under our commission plan for regional sales managers, a discretionary bonus of $4,401 approved on June 9, 2008 by the Compensation Committee and a car allowance of $5,400.

(4)
Includes incentive compensation of $24,414 earned under the 2009 Plan and a discretionary bonus of $3,767 approved on June 9, 2008 by the Compensation Committee.

(5)
Includes incentive compensation of $24,414 earned under the 2009 Plan and a discretionary bonus of $3,751 approved on June 9, 2008 by the Compensation Committee.

  Long-Term Incentive Compensation

        We utilize stock option awards as a primary component of compensation for our executive officers, with the objective of strengthening the mutuality of interests between the executive officers and our stockholders. These grants are designed to provide each executive with a significant incentive to manage from the perspective of an owner with an equity stake in our company. All stock options granted to our employees, including the named executive officers, and to our directors have exercise prices equal to the fair market value of our common stock on the grant date. Our policies and procedures for the grant of stock-based awards provide that all options and other stock-based awards are generally to be granted by the Compensation Committee and, except in special circumstances, all grants are to be made at regular quarterly meetings of the Compensation Committee. Accordingly, option grants to new employees hired since the previous quarterly meeting and annual grants to continuing employees, including executive officers, with anniversary dates subsequent to the previous meeting are made each quarter. The effective date of each quarterly grant is the later of the second trading day following the public announcement of our financial results for the preceding quarter or the date of the meeting at which the grant is approved.

        The number of shares of common stock subject to each of the options granted to named executive officers in fiscal 2009 was generally comparable to the size of options granted to the named executive officer in prior years and reflected the named executive officer's position and contribution to our financial performance. In fiscal 2009, the Compensation Committee approved stock option awards of 20,625 shares of our common stock for each of our named executive officers other than Mr. Shu, our President and Chief Executive Officer. The use of the same grant award amount for each of our named executive officers other than our President and Chief Executive Officer reflected the Compensation Committee's desire to treat our executive officers equally with respect to long-term incentive compensation opportunities. With respect to Mr. Shu, the Committee approved a stock option award for 100,000 shares of our common stock. This grant was the result of the Committee's review of Mr. Shu's performance in fiscal 2009, which included his key management and product development contributions and his anticipated leadership contributions in fiscal 2010, as well as the Committee's review of equity compensation data from its customized peer group, which indicated that Mr. Shu's annual equity compensation was at the low end of the peer group range. Contingent upon the executive officer's continued employment, the grants for fiscal 2009 vest four years after the anniversary date of the executive officer's commencement of employment that is closest to the date of grant. Each of these option grants provides a return to the named executive officer only if he remains employed by us during the respective vesting period, and then only if the market price of the shares appreciates over the option term. We believe the four-year vesting schedule deters risk taking and further focuses management on building long-term shareholder value. The value of the shares subject to the fiscal 2009 option grants to executive officers are reflected in the "Summary Compensation Table" table below, and further information about these grants is reflected in the "Fiscal 2009 Grants of Plan-Based Awards" table below.

  Severance and Change of Control Payments

        We have no severance or change of control arrangements with any of our executive officers.

  Inter-Relationship of Components of Compensation Packages

        The various components of our executive officers' compensation are not inter-related. Adjustments to our executive officers' base compensation are primarily based on our financial performance and our annual company-wide compensation survey. As we have relied on long-term equity incentives for a large portion of our total compensation package, option grants for our executive officers are generally considered each year. If the value of options that are granted in one year is reduced due to a reduction in the value of the underlying common stock, the size of the option grants for the next year are not affected. Similarly, if the value of previously granted options increases significantly, the amount of compensation to be awarded for the next year is not affected. While the Compensation Committee has discretion to make exceptions to existing compensation arrangements, it has not approved any exceptions to such arrangements with regard to any named executive officers.

  Other Benefits

        Our named executive officers are eligible to participate in all of our employee benefit plans, such as our medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our simplified employee pension plan, in each case on the same basis as our other employees. Aside from a $5,400 car allowance provided to Mr. Lasserre, there were no special benefits or perquisites provided to any named executive officer in fiscal 2009.

  Changes in Executive Compensation for Fiscal 2010; 2010 Variable Compensation Plan

        In accordance with the policy described above, the Compensation Committee approved the grant of an option to Mr. Yau to purchase 20,625 shares of our common stock. The option has an exercise of $3.38 per share, the closing price of our common stock on May 11, 2009, the second trading day following the public announcement of our financial results for the fiscal quarter and year ended March 31, 2009. On June 4, 2009, the Compensation Committee approved the grant of an option to Mr. Shu to purchase 100,000 shares of our common stock. The option has an exercise price of $3.43 per share, the closing price of our common stock on June 4, 2009, the date of the grant.

        On June 4, 2009, the Compensation Committee adopted the 2010 Variable Compensation Plan (the "2010 Plan"), which is similar in all respects to the 2009 Plan. Like the 2009 Plan, the 2010 Plan is

designed to encourage performance and retention of eligible employees by providing cash bonus awards based on our financial performance during the fiscal year ending March 31, 2010. Each of our executive officers is eligible to participate in the 2010 Plan. Certain other officers are also eligible to participate.

        Under the 2010 Plan, each participant has a designated target bonus. The target bonus for Lee-Lean Shu, our President, Chief Executive Officer and Chairman, is $54,144, and the target bonus for each of the other eligible executive officers is $25,000. The actual bonus award will be computed on the basis of our fiscal 2010 operating results, with 40% of the award based on the achievement of targeted net revenues and 60% based on the achievement of targeted adjusted operating income. The Compensation Committee elected to keep the same target bonus amounts for each participant and the percentage allocation between net revenues and adjusted operating income as were used in the 2009 Plan due to the Compensation Committee's belief that the target bonus amounts remain competitive with the market given the challenging business and economic environment and the relative success of the percentage allocation in achieving the desired performance in fiscal 2009. Under the 2010 Plan, the Company's net revenues and adjusted operating income must be at least 83% and 85%, respectively, of the target amounts for any bonus based on that component to be payable. If the target performance goals are exceeded, the actual bonus award payable to participants may be up to two times the target bonus. We believe that disclosure of the specific targeted fiscal 2010 operating results that constitute the financial performance targets under the 2010 Plan would cause competitive harm to our company and could also be misleading to investors. The Compensation Committee believes that the targets under the 2010 Plan will be more difficult to achieve than those under the 2009 Plan because their achievement will be dependent upon realizing our net revenue and operating income goals during a period of significantly more challenging economic conditions which, in turn, is dependent on the sales of our customers' products that incorporate our devices and over which we have no control.

        Bonus awards under the 2010 Plan are subject to vesting based on the participant's continued employment with the Company, with 60% becoming vested and payable on the last business day in April 2010 and 20% becoming vested and payable on the last business day in April of each of the succeeding two years.

  Accounting for Executive Compensation

        We account for equity compensation paid to our employees under the rules of Statement of Financial Accounting Standards No. 123R, which requires us to measure and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

  Tax Considerations

        We intend to consider the impact of Section 162(m) of the Internal Revenue Code in determining the mix of elements of future executive compensation. This section limits the deductibility of non-performance based compensation paid to each of our named executive officers to $1 million annually. The stock options granted to our executive officers are intended to be treated under current federal tax law as performance-based compensation exempt from the limitation on deductibility. Salaries and bonuses paid under our commission plan do not qualify as performance-based compensation for purposes of Section 162(m).

Compensation Committee Report

        We, the Compensation Committee of the Board of Directors of GSI Technology, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in GSI Technology, Inc. Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

THE COMPENSATION COMMITTEE
Haydn Hsieh (Chair) Ruey L. Lu Arthur O. Whipple

 Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal years ended March 31, 2009, 2008 and 2007 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Lee-Lean Shu	2009	288,307	5,115	195,913	52,875	(4)	—		542,210
President and Chief Executive Officer	2008	228,365	—	302,320	—		—		530,685
	2007	204,955	—	121,635	—		—		326,590
Douglas Schirle	2009	195,859	3,767	63,286	24,414	(5)	—		287,326
Chief Financial Officer	2008	167,401	—	90,113	—		—		257,514
	2007	150,902	—	36,095	—		—		186,997
Didier Lasserre	2009	228,867	4,401	62,561	18,875	(6)	5,400	(7)	320,104
Vice President, Sales	2008	206,725	—	77,357	12,178	(6)	5,400	(7)	301,660
	2007	192,363	—	44,336	25,688	(6)	5,400	(7)	267,787
Robert Yau	2009	195,077	3,751	61,677	24,414	(5)	—		284,919
Vice President, Engineering	2008	176,209	—	100,778	—		—		276,987
	2007	163,964	—	43,689	—		—		207,653
David Chapman	2009	186,737	3,591	62,712	24,414	(5)	—		277,454
Vice President, Marketing	2008	168,670	—	77,058	—		—		245,728
	2007	156,954	—	43,740	—		—		200,694

(1)
Includes amounts earned in fiscal 2009, 2008 or 2007, as applicable.

(2)
Discretionary bonus approved by the Compensation Committee on June 9, 2008.

(3)
Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of option grants are set forth in "GSI Technology, Inc. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 10—Stock Option Plans—Stock-Based Compensation" contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(4)
Earned under the 2009 Variable Compensation Plan, of which $31,725 was paid in May 2009 and $10,575 will be vested and payable on the last day of April 2010 and April 2011.

(5)
Earned under the 2009 Variable Compensation Plan, of which $14,648 was paid in May 2009 and $4,883 will be vested and payable on the last day of April 2010 and April 2011.

(6)
Performance-based compensation paid under our commission plan for regional sales managers.

(7)
Includes Mr. Lasserre's car allowance of $5,400 in each year.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to option awards granted during the fiscal year ended March 31, 2009 to our named executive officers:

Fiscal 2009 Grants Of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)
								Grant Date Fair Value of Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)
Lee-Lean Shu	6/9/08	—	54,144	108,288	100,000	(3)	4.00	168,910
Douglas Schirle	8/4/08	—	25,000	50,000	20,625	(4)	3.75	33,561
Didier Lasserre	2/9/09	—	—	—	20,625	(5)	2.43	21,852
Robert Yau	5/12/08	—	25,000	50,000	20,625	(3)	4.30	37,451
David Chapman	2/9/09	—	25,000	50,000	20,625	(6)	2.43	21,852

(1)
GSI Technology awards sales commissions pursuant to a Commission Plan for regional sales managers which provides for the award of annual cash commissions to all regional sales managers including Mr. Lasserre, our Vice President of Sales. See "Compensation Discussion and Analysis—Components of Compensation—Commission Plan for Regional Sales Managers. There was no threshold or maximum limit on the cash commission under the calendar 2008 commission plan for Mr. Lasserre. Amounts for named executive officers, excluding Mr. Lasserre, are more fully described under "2009 Variable Compensation Plan".

(2)
Reflects the grant date fair value of each equity award in accordance with FAS 123(R). The assumptions used in the calculation of this amount are included in Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2009.

(3)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on January 13, 2012.

(4)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on June 3, 2012.

(5)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on November 3, 2012.

(6)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on November 9, 2012.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of March 31, 2009:

Outstanding Equity Awards at March 31, 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Lee-Lean Shu	61,875	—		2.00	3/27/10
	61,875	—		2.00	3/27/10
	61,875	—		5.40	5/25/11
	61,875	—		2.10	7/15/13
	61,875	—		2.10	7/15/13
	61,875	—		5.50	11/21/16
	61,875	—		5.50	11/21/16
		61,875	(2)	5.50	11/21/16
		61,875	(3)	4.20	5/29/17
		100,000	(4)	4.00	6/9/18
Douglas Schirle	75,000	—		0.15	6/3/09
	30,000	—		3.80	8/15/10
	20,625	—		5.40	5/25/11
	20,625	—		5.40	5/25/11
	20,625	—		2.10	7/15/13
	20,625	—		2.10	7/15/13
	20,625	—		5.50	11/21/16
		20,625	(5)	5.50	11/21/16
		20,625	(6)	5.50	11/21/16
		20,625	(7)	3.76	8/6/17
		20,625	(8)	3.75	8/4/18
Didier Lasserre	10,313	—		2.00	3/27/10
	10,313	—		2.00	3/27/10
	30,000	—		4.00	7/15/12
	20,625	—		2.10	7/15/13
	20,625	—		2.10	7/15/13
	20,625	—		3.50	12/15/13
	20,626	—		5.50	11/21/16
		20,626	(9)	5.50	11/21/16
		20,626	(10)	5.50	11/21/16
		20,625	(11)	2.83	2/4/18
		20,625	(12)	2.43	2/9/19
Robert Yau	30,938	—		2.00	3/27/10
	30,938	—		2.00	3/27/10
	30,938	—		5.40	5/25/11
	30,938	—		2.10	7/15/13
	30,938	—		2.10	7/15/13
	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
		20,626	(2)	5.50	11/21/16
		20,625	(3)	4.20	5/29/17
		20,625	(4)	4.30	5/12/18
David Chapman	10,313	—		5.40	5/25/11
	10,313	—		5.40	5/25/11
	30,000	—		4.00	7/15/12
	20,625	—		2.10	7/15/13
	20,625	—		2.10	7/15/13
	20,625	—		3.50	12/15/13
	20,625	—		5.50	11/21/16
		20,625	(13)	5.50	11/21/16
		20,625	(14)	5.50	11/21/16
		20,625	(15)	2.83	2/4/18
		20,625	(16)	2.43	2/9/19

(1)
Except as otherwise noted, each option vests at the rate of 1/4 of the underlying shares on the first anniversary of the date of grant and 1/4 of the shares each year thereafter.

(2)
Option vests 100% on January 13, 2010.

(3)
Option vests 100% on January 13, 2011.

(4)
Option vests 100% on January 13, 2012.

(5)
Option vested 100% on June 3, 2009.

(6)
Option vests 100% on June 3, 20010.

(7)
Option vests 100% on June 3, 2011.

(8)
Option vests 100% on June 3, 2012.

(9)
Option vests 100% on November 3, 2009.

(10)
Option vests 100% on November 3, 2010.

(11)
Option vests 100% on November 3, 2011

(12)
Option vests 100% on November 3, 2012.

(13)
Option vests 100% on November 9, 2009.

(14)
Option vests 100% on November 9, 2010.

(15)
Option vests 100% on November 9, 2011

(16)
Option vests 100% on November 9, 2012.

Option Exercises and Stock Vested During Last Fiscal Year

        The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended March 31, 2009:

Fiscal 2009 Option Exercises

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David Chapman	120,000	334,224

        We have not made any direct grants of stock awards to any of our employees. Accordingly, there was no vesting of restricted stock held by any named executive officers during the fiscal year ended March 31, 2009.

Compensation of Directors

        Annual compensation for each non-employee director is $15,000 per year. In-person attendance at Board of Directors meetings or committee meetings is compensated at $1,500 per meeting. Attendance by telephone at such meetings is compensated at $1,000 per meeting. In addition, new non-employee directors are granted an initial option for 10,000 shares of our common stock on the day of his or her initial election or appointment to our Board of Directors, which option will become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. On the day of each annual meeting of stockholders, each non-employee director who remains in office immediately following the meeting will be granted an option to purchase 2,000 shares of common stock, which will become fully vested and exercisable on the day immediately preceding the date of the following annual meeting of stockholders, subject to the nonemployee director's continuous service on our Board of Directors. In addition, each non-employee director will be granted an option to purchase (i) an additional 2,000 shares in any fiscal year in which the nonemployee director is serving as the chairman or lead director of the Board, (ii) an additional 1,000 shares in any fiscal year for each committee of the Board on which the nonemployee director is then serving other than as chairman of the committee, and (iii) an additional 2,000 shares in any fiscal year for each committee of the Board on which the nonemployee director is then serving as chairman of the committee.

        The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended March 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Ruey L. Lu	26,500	7,233	33,733
Arthur O. Whipple	26,000	10,246	36,246
Haydn Hsieh	12,250	7,208	19,458
Hsiang-Wen Chen(4)	14,000	2,184	16,184

(1)
Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of option grants are set forth in "GSI Technology, Inc. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 10—Stock Option Plans—Stock-Based Compensation" contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(2)
On August 28, 2008, Mr. Lu and Mr. Whipple were each granted an option for 5,000 shares that will be fully vested on August 15, 2009. The grant date fair value under FAS 123R of each of these 5,000 share grants was $8,267. Mr. Hsieh was granted an option for 10,000 shares, as a result of his initial election to our Board of Directors on August 28, 2008, that vests equally on August 15, 2009, 2010 and 2011, respectively. The grant date fair value under FAS 123R of this 10,000 share option was $16,533. In addition, Mr. Hsieh was granted an additional option for 5,000 shares that will be fully vested on August 15, 2009. The grant date fair value under FAS 123R of this 5,000 share option was $7,397. Mr. Chen was not granted any options during fiscal 2008.

(3)
As of March 31, 2009, each director had the following numbers of shares underlying outstanding options: Mr. Lu: 18,000; Mr. Whipple: 20,000; and Mr. Hsieh 15,000.

(4)
Mr. Chen retired from the Board of Directors, effective as of August 28, 2008.

Equity Compensation Plan Information

        We currently maintain four compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 1997 Stock Option Plan, the 2000 Stock Option Plan, the 2007 Equity Incentive Plan (the "Equity Plan") and the 2007 Employee Stock Purchase Plan (the "Purchase Plan"), each of which has been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of March 31, 2009:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	4,980,737	$3.78	3,731,709(1	)(2)

(1)
Includes 708,321 shares available for future issuance under the Purchase Plan.

(2)
A total of 4,387,774 shares of common stock have been authorized and reserved for issuance under the Equity Plan, of which 3,023,388 were available for grant as of March 31, 2009. This reserve automatically increased on April 1, 2008 by 1,387,774 shares and will increase on each subsequent anniversary through 2017, by an amount equal to the smaller of (a) five percent (5%) of the number of shares of stock issued and outstanding on the immediately preceding March 31, or (b) a lesser amount determined by the board of directors. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Equity Plan and in outstanding awards to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the Equity Plan.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

        Pursuant to our Code of Business Conduct and Ethics and the Audit Committee Charter, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee which reviews and approves any related-party transactions.

        We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other thing, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Other Transactions

        For information regarding the grant of stock options to our directors and executive officers, please see "Executive Compensation—Compensation of Directors" and "Executive Compensation—Grants of Plan-Based Awards and—Outstanding Equity Awards at Fiscal Year-End."

 PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

        The following table sets forth, as of June 30, 2009, certain information with respect to the beneficial ownership of GSI Technology's common stock by (i) each stockholder known by GSI Technology to be the beneficial owner of more than 5% of GSI Technology's common stock, (ii) each director of GSI Technology, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of GSI Technology as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
Principal Stockholders:
Jing Rong Tang(4) c/o HolyStone Enterprises Co., Ltd. 1FL No. 62, Sec 2 Huang Shan Road Taipei, Taiwan, R.O.C	3,079,414	11.4%
Ching-Ho Cheng(5) 4F, No. 130, Sec. 3, Nanjing E. Road Taipei 104, Taiwan, R.O.C.	2,009,618	7.5
Ameroc Corp.(6) 1FL, No. 62, Sec 2, Huang Shan Road Taipei, Taiwan R.O.C.	1,728,146	6.4
Directors and Named Executive Officers:
Lee-Lean Shu(7)	2,746,801	10.2
Arthur O. Whipple(8)	13,334	*
Haydn Hsieh(9)	8,334	*
Robert Yau(10)	1,354,775	5.0
Didier Lasserre(11)	336,253	1.3
Douglas Schirle(12)	178,750	*
David Chapman(13)	133,126	*
Ruey L. Lu(14)	18,000	*
All executive officers and directors as a group (12 persons)(15)	6,434,250	23.9

*
Less than 1.0%

(1)
The address for those individuals and entities not otherwise indicated is 2360 Owen Street, Santa Clara, California 95054. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the other footnotes to this table.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(3)
Calculated on the basis of 26,929,469 shares of common stock outstanding as of June 30, 2009, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after June 30, 2009 are deemed to be outstanding for the purpose of calculating that stockholder's percentage beneficial ownership.

(4)
Based on information contained in a Schedule 13G/A dated February 19, 2009 filed with the Securities and Exchange Commission.

(5)
Based on information contained in a Schedule 13G/A dated March 5, 2009 filed with the Securities and Exchange Commission.

(6)
Based on information contained in a Schedule 13G dated February 19, 2009 filed with the Securities and Exchange Commission.

(7)
Includes: 433,125 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009; 13,600 shares held by Mr. Shu's children; 130,000 shares held by Mr. Shu's spouse; and 87,659 shares issuable upon exercise of options held by his spouse that are exercisable within 60 days of June 30, 2009. Also includes 400,000 shares held by GoodFortune GSI Inc.

(8)
Includes 13,334 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009.

(9)
Includes 8,334 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009.

(10)
Includes: 195,942 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009; and 9,000 shares held by Mr. Yau's spouse.

(11)
Includes 133,127 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009.

(12)
Includes 153,750 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009.

(13)
Represents 133,126 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009.

(14)
Represents 18,000 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009.

(15)
Includes an aggregate of 1,494,273 shares issuable upon exercise of options that are exercisable within 60 days following June 30, 2009.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believes that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with except that Lee-Lean Shu and Haydn Hsieh each filed one late report with respect to an aggregate of one transaction each.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2010 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than March 30, 2010.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2009 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

/s/ ROBERT YAU Robert Yau Secretary
July 27, 2009

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy for the Annual Meeting of Stockholders To be held on August 27, 2009 Solicited by the Board of Directors The annual meeting of stockholders will be held on Thursday, August 27, 2009 at 2:00 P.M. PDT at DLA Piper US LLP, 2000 University Avenue, East Palo Alto, CA 94303-2248. The undersigned hereby appoints Lee-Lean Shu and Douglas Schirle, and each of them, with full power of substitution, as proxies and attorneys-in-fact to represent the undersigned and to vote all of the shares of stock in GSI Technology, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at DLA Piper US LLP, 2000 University Avenue, East Palo Alto, CA 94303-2248 on Thursday, August 27, 2009, at 2:00 P.M. PDT, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated July 27, 2009 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 27, 2009: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the notice of annual meeting, proxy statement, proxy card and annual report to stockholders, may be viewed at: http://phx.corporate-ir.net/staging/phoenix.zhtml?c=178464&p=proxy. THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 3. Proxy — GSI TECHNOLOGY, INC. SEE REVERSE SIDE SEE REVERSE SIDE

<STOCK#>  0 2 2 4 7 4 2  Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0133EB 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2010. For Against Abstain 3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. 01 - Lee-Lean Shu, Chairman of the Board, President and Chief Executive Officer; GSI Technology, Inc. 04 - Arthur O. Whipple, Chief Financial Officer; PLX Technology, Inc. 02 - Haydn Hsieh, President and Chief Executive Officer; Wistron NeWeb Corp. 05 - Robert Yau,Vice President, Engineering; GSI Technology, Inc. 03 - Ruey L. Lu, President; EMPIA Technology 1. To elect the following five (5) persons directors to serve on the Company's Board of Directors and hold office until their respective successors are elected and qualified: For Withhold For Withhold For Withhold WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

QuickLinks

SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Summary Compensation Table
Fiscal 2009 Grants Of Plan-Based Awards
Outstanding Equity Awards at March 31, 2009
Fiscal 2009 Option Exercises
RELATED PERSON TRANSACTIONS
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS